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                            AGREEMENT AND PLAN OF MERGER


                                    BY AND AMONG


                            TELECOM WIRELESS CORPORATION
                                      (BUYER)


                       TWC/PRENTICE ACQUISITION COMPANY, INC.
                                       (SUB)


                            PRENTICE TECHNOLOGIES, INC.
                                      (TARGET)


                                        AND


                                 SHAWN P. RICHMOND
                                      (SELLER)







                           DATED AS OF SEPTEMBER 21, 1999

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

                                 TABLE OF CONTENTS

                                                                                 Page
1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   The Merger, Conversion of Securities. . . . . . . . . . . . . . . . . . . . . .4
          (a)   Effective Time of the Merger . . . . . . . . . . . . . . . . . . . .4
          (b)   The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
          (c)   Deliveries at the Closing. . . . . . . . . . . . . . . . . . . . . .4
          (d)   Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . .5
          (e)   Directors and Officers . . . . . . . . . . . . . . . . . . . . . . .5
          (f)   Conversion of Capital Stock. . . . . . . . . . . . . . . . . . . . .5
          (g)   Stock Escrow Deposit . . . . . . . . . . . . . . . . . . . . . . . .6
          (h)   Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . .6
          (i)   Distributions with Respect to Unexchanged Shares . . . . . . . . . .6
          (j)   No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . .6

3.   Representations and Warranties Concerning the Transaction . . . . . . . . . . .6

          (a)   Representations and Warranties of Seller. .  . . . . . . . . . . . .6
                (i)   Authorization of Transaction . . . . . . . . . . . . . . . . .6
                (ii)  Noncontravention . . . . . . . . . . . . . . . . . . . . . . .7
                (iii) Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . .7
                (iv)  Target Common Stock. . . . . . . . . . . . . . . . . . . . . .7
          (b)   Representations and Warranties of the Buyer. . . . . . . . . . . . .7
                (i)   Organization of the Buyer. . . . . . . . . . . . . . . . . . .7
                (ii)  Authorization of Transaction . . . . . . . . . . . . . . . . .7
                (iii) Noncontravention . . . . . . . . . . . . . . . . . . . . . . .7
                (iv)  Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . . . .8
                (v)   Investment . . . . . . . . . . . . . . . . . . . . . . . . . .8
                (vi)  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .8
                (vii) Buyer Action . . . . . . . . . . . . . . . . . . . . . . . . .8
                (viii)Interim Operations of Sub. . . . . . . . . . . . . . . . . . .8

4.   Representations and Warranties Concerning Target. . . . . . . . . . . . . . . .8
          (a)   Organization, Qualification, and Corporate Power . . . . . . . . . .8
          (b)   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .8
          (c)   Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . .9
          (d)   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          (e)   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .9
          (f)   Events Subsequent to the Most Recent Fiscal Year End . . . . . . . .9
          (g)   Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . 11
          (h)   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          (i)   Tangible Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 11
          (j)   Owned Real Property. . . . . . . . . . . . . . . . . . . . . . . . 11
          (k)   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . 11
          (l)   Real Property Leases . . . . . . . . . . . . . . . . . . . . . . . 12
          (m)   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          (n)   Notes and Accounts Receivable. . . . . . . . . . . . . . . . . . . 13

                                      -i-

          (o)   Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . . 13
          (p)   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          (q)   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          (r)   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          (s)   Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . 14
          (t)   Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          (u)   Environment, Health, and Safety. . . . . . . . . . . . . . . . . . 15
          (v)   Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 16
          (w)   Certain Business Relationships with Target . . . . . . . . . . . . 17
          (x)   Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          (y)   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          (z)   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          (aa)  Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          (bb)  Accounting Controls. . . . . . . . . . . . . . . . . . . . . . . . 18
          (cc)  Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . . 18
          (dd)  Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . . 18
          (ee)  Personal Guaranty Obligations. . . . . . . . . . . . . . . . . . . 18

5.   [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

6.   Additional Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
          (a)   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
          (b)   Litigation Support . . . . . . . . . . . . . . . . . . . . . . . . 18
          (c)   Transition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (d)   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 19
          (e)   Termination of Bank Facilities; Release of Guaranties. . . . . . . 19
          (f)   Monitoring Information . . . . . . . . . . . . . . . . . . . . . . 19
          (g)   Landlords' Consents. . . . . . . . . . . . . . . . . . . . . . . . 19
          (h)   Additional Tax Matters . . . . . . . . . . . . . . . . . . . . . . 19
          (i)   Covenant Not to Solicit. . . . . . . . . . . . . . . . . . . . . . 20
          (j)   Operation of Business. . . . . . . . . . . . . . . . . . . . . . . 20
          (k)   Access and Information . . . . . . . . . . . . . . . . . . . . . . 21
          (l)   Appropriate Action; Consents; Filings. . . . . . . . . . . . . . . 21
          (m)   Event Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          (n)   Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
          (o)   Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
          (p)   Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . 22
          (q)   Resignation of Target Directors. . . . . . . . . . . . . . . . . . 22
          (r)   Post-Closing Operation of Target . . . . . . . . . . . . . . . . . 22
          (s)   Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          (t)   Other Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          (u)   Continuity of Business Enterprise. . . . . . . . . . . . . . . . . 25

7.   Conditions to Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
          (a)   Conditions to Obligation of the Buyer. . . . . . . . . . . . . . . 25
          (b)   Conditions to Obligations of the Seller. . . . . . . . . . . . . . 27

8.   Remedies for Breaches of This Agreement . . . . . . . . . . . . . . . . . . . 28
          (a)   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

                                      -ii-

          (b)   Indemnification Provisions for Benefit of the Buyer. . . . . . . . 28
          (c)   Indemnification Provisions for Benefit of the Seller . . . . . . . 29
          (d)   Matters Involving Third Parties. . . . . . . . . . . . . . . . . . 29
          (e)   Determination of Loss. . . . . . . . . . . . . . . . . . . . . . . 30
          (f)   Other Indemnification Provisions . . . . . . . . . . . . . . . . . 30
          (g)   Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . 30

9.   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
          (a)   Termination of Agreement . . . . . . . . . . . . . . . . . . . . . 30
          (b)   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . 31

10.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
          (a)   [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . . . . . . . 31
          (b)   Press Releases and Announcements . . . . . . . . . . . . . . . . . 31
          (c)   No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . 31
          (d)   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 31
          (e)   Succession and Assignment. . . . . . . . . . . . . . . . . . . . . 31
          (f)   Facsimile/Counterparts . . . . . . . . . . . . . . . . . . . . . . 31
          (g)   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          (h)   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          (i)   Submission to Jurisdiction . . . . . . . . . . . . . . . . . . . . 33
          (j)   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . 33
          (k)   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          (l)   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          (m)   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          (n)   Incorporation of Exhibits, Annexes, and Schedules. . . . . . . . . 34
          (o)   Specific Performance . . . . . . . . . . . . . . . . . . . . . . . 34
          (p)   Buyout Option. . . . . . . . . . . . . . . . . . . . . . . . . . . 34

LIST OF EXHIBITS, ANNEXES AND SCHEDULES

EXHIBITS

Exhibit A       Financial Statements
Exhibit B       Form of Richmond Employment Agreement
Exhibit C       Form of Opinion of Seller's Legal Counsel
Exhibit D       Form of Stock Escrow Agreement
Exhibit E       Form of Promissory Note


ANNEXES

Annex I         Exceptions to Representations and Warranties of Buyer


SCHEDULES

Disclosure Schedule of Target and Seller

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is entered into as of the 21st day of September, 1999, by and among TELECOM WIRELESS CORPORATION, a Utah corporation (the "BUYER"), TWC/PRENTICE ACQUISITION COMPANY, INC., a Delaware corporation and wholly-owned subsidiary of Buyer ("SUB"), PRENTICE TECHNOLOGIES, INC., a Delaware corporation ("TARGET"), and SHAWN P. RICHMOND (the "SELLER"). The Buyer and the Seller are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. The Boards of Directors of Buyer, Sub and Target deem it advisable and in the best interests of each corporation and their respective stockholders that Buyer and Target combine in order to advance the long-term business interests of Buyer and Target.

     B. The combination of Buyer and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target and Target will become a subsidiary of Buyer (the "MERGER").

     C.     Seller has been an officer of Buyer since April 1, 1999.

                                    AGREEMENT

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.     DEFINITIONS.

     "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "ADVERSE CONSEQUENCES" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

     "APPLICABLE RATE" means the announced prime rate in effect from time to time at Texas Commerce Bank, National Association plus two percent (2%) per annum.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

     "BUSINESS" means the business of the Target as currently conducted in the Ordinary Course of Business, including, without limitation, lines of business with respect to internet service providers, application service providers and competitive local exchange carriers.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER COMMON STOCK" means the shares of Buyer's Common Stock, par value of $0.001 per share.

     "CLOSING" has the meaning set forth in SECTION 2(b) below.

     "CLOSING DATE" has the meaning set forth in SECTION 2(b) below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Target and Surviving Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

     "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

     "CUSTOMER CONTRACT OR AGREEMENT" means any agreement whereby Target provides contract computer support and/or consulting services to a third party.

     "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Sec. 1.1502-13.

     "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 4 below.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "EQUITABLE EXCEPTIONS" shall have the meaning set forth in SECTION 3(a)(i) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

     "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(e) below.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 8(d) below.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 8(d) below.

     "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (e) other proprietary rights, and (f) copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means, the person having such knowledge, actual knowledge after reasonable investigation and inquiry, which inquiry shall include an inquiry of the inquirer's or, in the case of the Target the Target's, employees with responsibility for the matters in question.

     "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

     "MERGER" has the meaning given it in the recitals.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4(e) below as the same may be adjusted prior to the Closing with the mutual consent of Parties.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in SECTION 4(e) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "NET WORKING CAPITAL OF TARGET" means total current assets of Target less the sum of the following: (i) total current liabilities (including, but not limited to, all deferred Taxes), and (ii) any long-term debt of Target, determined in accordance with GAAP, consistently applied.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PERSONAL GUARANTY OBLIGATIONS" means the personal guarantees made by Shawn P. Richmond pursuant to the agreements identified in SECTION 4(ee) of the Disclosure Schedule.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLER" has the meaning set forth in the preface above.

     "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TARGET" has the meaning set forth in the preface above.

     "TARGET COMMON STOCK" means the outstanding shares (on a fully diluted basis) of the Common Stock, $0.0001 par value per share, of Target.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.     THE MERGER, CONVERSION OF SECURITIES.

            (a)    EFFECTIVE TIME OF THE MERGER.

                   (i) Subject to the provisions of this Agreement, articles of merger (the "ARTICLES OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("DELAWARE LAW") shall be duly executed and delivered by the Parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined below).

                   (ii) Subject to the provisions of this Agreement, a certificate of merger (the "CERTIFICATE OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("DELAWARE LAW") shall be duly executed and delivered by the Parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined below).

                   (iii) The Merger shall become effective upon the due and valid filing of the Articles of Merger with the Secretary of State of the State of Delaware and the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Agreement or the Articles of Merger (the "EFFECTIVE TIME").

            (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer in 5299 DTC Boulevard, 12th Floor, Englewood, Colorado 80111 commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, or such other date as the Buyer and the Seller may mutually determine (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall be no later than September 24, 1999.

            (c) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in SECTION 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in SECTION 7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of its Target Common Stock, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer will deliver to the Seller the consideration specified in SECTION 2(f) below, and
(v) the Buyer will deliver to Seller evidence satisfactory to Seller that the board of directors of Buyer have approved and authorized the issuance of the shares described in SECTION 2(f) of this Agreement, and the Employment Agreement of the Seller, in the form attached hereto as EXHIBIT B, and the grant of the stock options described therein.

            (d)    EFFECTS OF THE MERGER.

                   (i) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Target following consummation of the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation of Target shall be the Articles of Incorporation of the Surviving Corporation, and
(iii) the Bylaws of Target as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                   (ii) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

            (e) DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation; provided that Seller shall have the right to appoint one director of Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            (f) CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Common Stock or capital stock of Sub:

                   (i) CAPITAL STOCK OF SUB. Each of the 900 issued and outstanding shares of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Surviving Corporation.

                   (ii) CANCELLATION OF BUYER-OWNED AND TARGET-OWNED STOCK. Any shares of Target Common Stock that are owned by Buyer, Sub, Target or any other direct or indirect wholly-owned Subsidiary of Buyer or Target shall be canceled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange.

                   (iii)   EXCHANGE OF TARGET COMMON STOCK.

                           (A)   Shares owned by Seller.  Seller shall
     receive, (i) in exchange for shares of Target Common Stock representing 10% of the outstanding stock in Target, 100 shares of common stock in Surviving Corporation (which equals 10% of the fully outstanding common stock in the Surviving Corporation), and (ii) in exchange for each remaining share of Target Common Stock (consisting of 3,888,889 shares, in the aggregate): (y) 0.089143 (the "EXCHANGE RATIO") shares of Buyer Common Stock and (z) $0.06525077, which will be paid pursuant to a promissory note as specified in greater detail in SECTION 7(b)(xiii) below.

                           (B) All shares of Target Common Stock, when converted pursuant to this SECTION 2(f)(iii), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and/or stock in Surviving Corporation (as specified in Subsection 2(f)(iii)(A)) upon the surrender of such certificate in accordance with SECTION 2(h), without interest.

                           (C) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Buyer capital stock or Target Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted.

            (g) STOCK ESCROW DEPOSIT. On the Closing Date, 200,000 shares of Buyer Common Stock, in addition to the shares issued pursuant to SECTION 2(f), shall be delivered by the Buyer to an escrow agent pursuant to an escrow agreement to be entered into as of the date hereof in substantially the form attached hereto as EXHIBIT D (the "STOCK ESCROW AGREEMENT"). Buyer agrees to prepare and file, at its expense, a registration statement with the Securities and Exchange Commission (the "SEC") covering the Escrow Stock upon the earlier of (i) such time as Buyer undertakes to register other Buyer Common Stock, subject to underwriter approval and commitments made to selling shareholders, on a piggyback basis, (ii) on demand in the event the fair market value of the Escrow Stock is less than 150% of the Personal Guaranty Obligations, or (iii) upon demand by Buyer, at any time after one year after the Closing Date.

            (h) EXCHANGE OF CERTIFICATES From and after the Effective Time, each holder of an outstanding certificate or certificates which represented shares of Target Common Stock immediately prior to the Effective Time ("CERTIFICATES") shall have the right to surrender each Certificate to Buyer (or at Buyer's option, an exchange agent to be appointed by Buyer), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Buyer Common Stock and/or stock of Surviving Corporation into which the Target Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of ARTICLE 2 of this Agreement. From and after the Effective Time, there shall be no further registration of transfers on the records of Surviving Company or Target of shares of Target Common Stock outstanding immediately prior to the Effective Time.

            (i) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES No dividends or other distributions declared or made after the Effective Time with respect to Buyer capital stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer capital stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer capital stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer capital stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer capital stock.

            (j) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer. The total number of shares of Buyer Common Stock and shares of stock of Surviving Corporation issuable to any single holder of Target Common Stock shall be rounded down to the nearest whole share.

     3.     REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

            (a) REPRESENTATIONS AND WARRANTIES OF TARGET. Target represents and warrants to the Buyer that, subject to the specific qualifications and limitations set forth below, the statements contained in this SECTION 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3(a)) with respect to itself, except as set forth in the Disclosure Schedule (as defined in SECTION 4 below) to be delivered by the Target to the Buyer on or before the execution of this Agreement, and initialed by the Parties.

                   (i) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and

            (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "EQUITABLE
            EXCEPTIONS"). The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                   (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby by the Seller, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

                   (iii) BROKER'S FEES. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with whom Seller has contracted with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                   (iv)    TARGET COMMON STOCK.  The Seller owns
            beneficially, and will own of record and beneficially at the Closing Date, the number of Target Common Stock set forth next to its name in SECTION 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Target (other than this Agreement). Except as set forth in SECTION 3(a)(iv) the Disclosure Schedule, the Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target.

            (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this
SECTION 3(b) are correct and complete in all respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3(b)), except as set forth in ANNEX I attached hereto.

                   (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                   (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                   (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby by the Buyer, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject and which has a adverse effect on Buyer.

                   (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                   (v) INVESTMENT. The Buyer is not acquiring Target Common Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                   (vi) CAPITALIZATION. The entire authorized capital stock of Buyer consists of 100,000,000 shares of capital stock, 14,999,135 of which are issued and outstanding as of June 24, 1999. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable.

                   (vii) BUYER ACTION. The Board of Directors of Buyer and Sub, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Buyer and Sub and their respective stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Colorado and Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Sub stockholders for their approval and resolved to recommend that Sub stockholders vote in favor of the approval of this Agreement and the Merger.

                   (viii) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. The Target represents and warrants to the Buyer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this SECTION 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 4), except as set forth in the Disclosure Schedule to be delivered by the Target to the Buyer concurrently with the execution of this Agreement (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in SECTIONS 3 AND 4.

            (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 4(a) of the Disclosure Schedule lists the directors and officers of Target. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of Target (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of Target are or will be correct and complete at the Closing Date. Target is not in default under or in violation of any provision of its charter or bylaws.

            (b) CAPITALIZATION. The entire authorized capital stock of Target consists of 10,000,000 shares of capital stock, 3,888,889 of which shall be issued and outstanding as of the Closing Date and no Target Common Stock are held in treasury. All of the issued and outstanding Target Common Stock has been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Target is a party or which are binding upon Target providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Target. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Target.

            (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            (d) SUBSIDIARIES. Target has no Subsidiaries and Target does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, partnership, limited liability company, organization or other business association.

            (e) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT A are the following financial statements (collectively the "FINANCIAL STATEMENTS"):
(i) drafts of compiled balance sheets and statements of income, changes in stockholder's equity, and cash flows as of and for the year ended December 31, 1998 (the "MOST RECENT FISCAL YEAR END") and for the year ended December 31, 1997 for Target; and (ii) unaudited balance sheets and statements of income, changes in stockholder's equity, and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the three months ended March 31, 1999 (the "MOST RECENT FISCAL MONTH END") prepared by Buyer's certified public accountant. To Target's Knowledge, the Financial Statements fairly represent the financial condition of the Target. At the Closing Date, the Financial Statements shall be correct and complete, fairly present the financial condition of Target as of such dates, and shall be consistent with the books and records of Target (which books and records are correct and complete).

            (f) EVENTS SUBSEQUENT TO THE MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, except as set forth on the Disclosure Schedule, there has not been any adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Target. Without limiting the generality of the foregoing since that date:

                   (i) Target has not sold, leased, transferred, or assigned any of its significant assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                   (ii) Target has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $30,000 or outside the Ordinary Course of Business;

                   (iii) Target has not accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $50,000, in the aggregate, to which Target is a party or by which it is bound;

                   (iv) no party has notified Target of any acceleration, termination modification or cancellation of any Customer Contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), other than any employment or consulting agreements entered into in the Ordinary Course of Business, involving more than $25,000 to which a Target is a party or by which it is bound;

                   (v) Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

                   (vi) Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 individually or $100,000 in the aggregate, or outside the Ordinary Course of Business;

                   (vii) Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 individually or $100,000 in the aggregate;

                   (viii) Target has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $50,000 in the aggregate or outside the Ordinary Course of Business;

                   (ix) Target has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

                   (x) Target has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 in the aggregate or outside the Ordinary Course of Business;

                   (xi) Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                   (xii) there has been no change made or authorized in the charter or bylaws of Target;

                   (xiii) Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                   (xiv) Except for distributions to Seller to pay its income tax liabilities (but not cash-to-accrual tax liabilities), Target has not declared, set aside, or paid any dividend or distribution with respect to its capital stock nor redeemed, purchased, or otherwise acquired any of its capital stock;

                   (xv) Target has not made any consulting or other payment to the Seller outside the Ordinary Course of Business;

                   (xvi) Target has not experienced any damage, destruction or loss involving more than $50,000 in the aggregate (whether or not covered by insurance) to its property;

                   (xvii) Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business involving more than $50,000 in the aggregate giving rise to any claim or right on its part against the person or on the part of the person against it;

                   (xviii) Target has not entered into any employment
            contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees;

                   (xix) Target has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

                   (xx) Target has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance,
            (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                   (xxi) Target has not made any other material change in employment terms for any of its directors, officers, and full-time staff employees;

                   (xxii) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                   (xxiii) there has not been any other material occurrence,
            event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Target; and

                   (xxiv)  Target has not committed to any of the foregoing.

            (g) UNDISCLOSED LIABILITIES. To the best of Target's Knowledge, Target does not have any Liability which is in excess of $50,000 in the aggregate, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

            (h) TAX MATTERS. The Target has filed all federal, state, local and foreign income withholding and franchise Tax Returns which have been required to be filed and have paid all Taxes indicated by said returns and all assessments received by them or any of them to the extent such Taxes have become due and payable. The Target does not have any tax deficiency or claim outstanding, proposed or assessed. The Target has provided to Buyer true and complete copies of all federal and state income Tax Returns for its past five Tax years or such shorter period of time that Target has been in existence.

            (i) TANGIBLE ASSETS. Target owns or leases all material tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted.

            (j) OWNED REAL PROPERTY. Target does not own nor does it have any interest in any real property or improvements thereon (other than the leases disclosed in SECTION 4(j) of the Disclosure Schedule, and the leasehold improvements relating to the same) nor does Target have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements (other than as disclosed in SECTION 4(j) of the Disclosure Schedule).

            (k) INTELLECTUAL PROPERTY. The Target owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secretes and rights necessary to conduct the business as now conducted (the "TARGET INTELLECTUAL PROPERTY RIGHTS"). Except as set forth in SECTION 4(k) of the Disclosure Schedule, none of the Target Intellectual Property Rights have expired or terminated or are expected to expire or terminate during the five year period beginning on the date of execution of this Agreement. Target does not have any knowledge that the Target Intellectual Property Rights infringe on the similar rights of others or of any development of similar or identical intellectual property rights by others and, except as set forth in SECTION 4(k) of the Disclosure Schedule, there is no claim, action or proceeding being made or brought against or, to the Target's Knowledge, being threatened against the Target regarding trademarks, trade names, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement and the Target is unaware of any facts or circumstances which might give rise to any of the foregoing.
The Target has taken reasonable security measures to protect the secrecy, confidentiality and value of all if its Intellectual Property Rights.

            (l) REAL PROPERTY LEASES. SECTION 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Target. Target has delivered to the Buyer correct and complete copies of the leases and subleases listed in SECTION 4(l) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in SECTION 4(l) of the Disclosure Schedule:

                   (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions;

                   (ii) the execution, delivery and performance of this Agreement by the Seller and Target will not invalidate or make unenforceable any lease or sublease;

                   (iii) Target is not and no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                   (iv) Target has not and no other party to the lease or sublease has repudiated any provision thereof;

                   (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                   (vi) Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                   (vii) all facilities leased or subleased by Target thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

            (m) CONTRACTS. SECTION 4(m) of the Disclosure Schedule lists the following contracts, agreements, Customer Contracts or Agreements and other written arrangements to which Target is a party:

                   (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $30,000 per annum;

                   (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $30,000;

                   (iii) any written arrangement concerning a limited liability company, partnership or joint venture;

                   (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $30,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                   (v) any written arrangement requiring confidentiality or noncompetition;

                   (vi) any written arrangement involving the Seller and its Affiliates;

                   (vii) any written arrangement with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

                   (viii) any written arrangement under which the
            consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Target;

                   (ix)   any written Customer Contract or Agreement; or

                   (x) any other written arrangement (or group of related written arrangements) either involving more than $30,000 or not entered into in the Ordinary Course of Business.

     Target has delivered to the Buyer a correct and complete copy of each written arrangement listed in SECTION 4(m) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (C) Target is not, nor is any other party, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) Target is not, nor has any other party, repudiated any provision of the written arrangement. Target is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in SECTION 4(m) of the Disclosure Schedule under the terms of this SECTION 4(m). No unfilled Customer Contract or Agreement obligating Target to perform services will result in a loss to Target upon completion of performance. No customer of Target which accounts for more than $50,000 of the annualized revenues of Target has indicated to the Seller within the past year that it will stop, or decrease the rate of, buying services from it.

            (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

            (o) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Target.

            (p) INSURANCE. SECTION 4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                   (i) the name, address, and telephone number of the agent;

                   (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                   (iii)  the policy number and the period of coverage;

                   (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                   (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     With respect to each such insurance policy (A) Target is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (B) to the Knowledge of the Seller, no party to the policy has repudiated any provision thereof. Target has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. SECTION 4(p) of the Disclosure Schedule describes any self-insurance arrangements affecting Target.

            (q) LITIGATION. SECTION 4(o) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of the Target, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described on SECTION 4(o) of the Disclosure Schedule, no matter listed thereon could individually result in a material adverse effect to Target. Neither the Seller nor any of the directors or the officers (or employees with responsibility for litigation matters) of Target has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Target.

            (r) EMPLOYEES. To the Knowledge of the Target, no key employee or full-time group of employees has any plans to terminate employment with Target. Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of Target, Target has not committed any unfair labor practice. Target has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Target.

            (s) EMPLOYEE BENEFITS. SECTION 4(s) of the Disclosure Schedule lists all Employee Benefit Plans that Target maintains or to which Target contributes for the benefit of any current or former employee of Target.

                   (i) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

                   (ii) All required reports and descriptions, if any, (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Welfare Benefit Plan.

                   (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

                   (iv) Each Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                   (v) The market value of assets under each Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on an accumulated benefit obligation basis) as of the last day of the most recent plan year. No Employee

            Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Seller and directors and officers (and employees with responsibility for employee benefits matters) of Target, threatened.

                   (vi) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of Target, threatened. Neither the Seller nor any of the directors or the officers (or employees with responsibility for litigation matters) of Target has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                   (vii) The Target has delivered to the Buyer correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

     Target does not contribute to, has never contributed to, nor ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. Target has not incurred, and neither the Seller nor any of the directors or the officers (or employees with responsibility for litigation matters) of Target has any reason to expect that Target will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that Target and the Controlled Group of Corporations which includes Target maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Target does not maintain, nor has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

            (t) GUARANTIES. Target is not a guarantor nor is it otherwise liable for any Liability or obligation (including indebtedness) of any other person.

            (u)    ENVIRONMENT, HEALTH, AND SAFETY.

                   (i) Target and its respective predecessors and Affiliates have complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments
            (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

                   (ii) Target has no Liability (and, to the best of Target's Knowledge, there is no Basis related to the past or present operations, properties, or facilities of Target and its respective predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Target giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof), concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                   (iii) Target has no Liability (and Target, and its respective predecessors or Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Target giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

                   (iv) Target has no Liability (and to the best of Target's Knowledge, there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Target giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.

                   (v) Target does not have any Liability (and to the best of Target's Knowledge, Target has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Target giving rise to any Liability) for any illness of or personal injury to any employee.

                   (vi) Target has obtained and been in compliance in all respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                   (vii) To the best of Target's Knowledge, all properties and equipment used in the business of Target have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                   (viii) To the best of Target's Knowledge, no pollutant,
            contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that Target owns or ever has owned or that Target leases or ever has leased.

            (v) LEGAL COMPLIANCE. Except as it would not, individually or in the aggregate, have a material adverse effect:

                   (i) Target has, to the best of Target's Knowledge, complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments
            (and all agencies thereof). No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Target which is currently pending and alleges any failure to comply with any such law or regulation.

                   (ii) Target has, to the best of Target's Knowledge, complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor (including but not limited to the engagement of independent contractors under the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder), employee civil rights, hiring of engaging non-United States citizens, and equal employment opportunities.

                   (iii) To the best of Target's Knowledge, Target has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                   (iv)   To the best of Target's Knowledge, Target has not:

                          (A) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

                          (B) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                          (C) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office in excess of $500.

                   (v) Target has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                   (vi) Target has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

            (w) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET. Except as set forth in SECTION 4(w) of the Disclosure Schedule, Target has not been involved in any business arrangement or relationship with Seller or his Affiliates within the past twenty-four (24) months, and neither the Seller nor its Affiliates owns any material property or right, tangible or intangible, which is used in the business of Target.

            (x) BROKERS' FEES. Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

            (y) DISCLOSURE. The representations and warranties contained in this SECTION 4 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this SECTION 4 not misleading.

            (z)    INVENTORY     Target has no inventory.

            (aa)   WARRANTIES    To the best of Target's Knowledge, each
product or service sold, leased, or delivered by the Target has been in conformity with all applicable contractual commitments and all express and implied warranties in all material respects, and the Target has no Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for warranty claims set forth in the Most Recent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. No product or service, sold, leased, or delivered by the Target is subject to any guaranty, warranty, or other indemnity beyond the standard terms and conditions of sale or lease. SECTION 4(aa) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the products or services sold, leased or delivered by Target containing applicable guaranty, warranty, and indemnity provisions).

            (bb) ACCOUNTING CONTROLS. The Target maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) access to assets is permitted only in accordance with management's general or specific authorization; and (iii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (cc) YEAR 2000 COMPLIANCE. Based upon warranties made by suppliers, all of Target's products, hardware and software, mechanical, electrical or other system that contains a microchip or software which is date sensitive (including, but not limited to: business, accounting and order fulfillment systems, payroll and employee benefit systems, security systems and equipment controllers), and which are material to Target's continued operations (hereinafter the "PRODUCTS AND SYSTEMS") are designed to be used prior to, during, and after the calendar year 2000 AD, and that the Products and Systems will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, data which represents or references different centuries or more than one century. Target has not independently conducted a 2000 AD compliance audit.

            (dd) ACCREDITED INVESTOR. Seller (A) understands that the Buyer Common Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Common Stock solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) effective on or before the Closing Date, has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Common Stock,
(E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Common Stock., and (F) is an Accredited Investor.

            (ee) PERSONAL GUARANTY OBLIGATIONS. SECTION 4(ee) of the Disclosure Schedule shall identify all of the agreements underlying the Personal Guaranty Obligations of the Stockholder and sets forth, with respect to each such agreement, (i) the name of the creditor, (ii) the type of instrument (e.g. finance lease), (iii) the periodic payment due under the agreement, and (iv) the remaining principal balance due under the agreement. The Personal Guaranty Obligations of the Stockholder do not exceed, in the aggregate $1,000,000.

     5.     [RESERVED].

     6.     ADDITIONAL COVENANTS.  The Parties covenant and agree as follows:

            (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Target; provided that Seller may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

            (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, each of the other Parties will cooperate with him or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 8 below).

            (c) TRANSITION. The Seller will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target (and with Surviving Corporation) after the Closing for a period of 24 months thereafter as it maintained with Target prior to the Closing. The Seller will refer all customer inquiries relating to Target 's Business to the Buyer and/or Surviving Corporation from and after the Closing for a period of 24 months thereafter.

            (d) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, other than information held by Seller required for tax purposes. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request and at the expense of the Surviving Corporation, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public prior to the time of disclosure.

            (e) TERMINATION OF BANK FACILITIES; RELEASE OF GUARANTIES. Buyer and Seller shall take all commercially reasonable best efforts necessary to completely and unconditionally release Shawn P. Richmond as guarantor on all Personal Guaranty Obligations within the 24 month period after the Closing Date.

            (f) MONITORING INFORMATION. Prior to the Closing, Target shall deliver such information as may reasonably be requested by Buyer.

            (g) LANDLORDS' CONSENTS. Seller shall exercise his best efforts to cause, on or before the expiration of thirty (30) days after the Closing Date, Surviving Corporation to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to this transaction, which consents are necessary resulting from the transactions contemplated by this Agreement.

            (h)    ADDITIONAL TAX MATTERS.

                   (i) The Seller shall cause his Certified Public Accountant to prepare for Target's predecessor, Enterprise Systems Group, Inc., ("ENTERPRISE") (at Seller's sole cost and expense) all Tax Returns required to be filed by Enterprise for the period January 1, 1999 through the effective date of the Merger with Target. In the event that Enterprise reports a profit for such period, Surviving Corporation shall distribute to Seller an amount equal to his tax liability for such period on or before the date Seller is obligated to pay such Tax. Surviving Corporation shall cause its Certified Public Accountant to prepare all tax returns for Target covering the period January 1, 1998 through the Closing Date. The cost of preparation of such short period tax return shall be paid by Buyer. Buyer shall cause Surviving Corporation to file such returns.

                   (ii) Buyer and Seller recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Buyer and/or Surviving Corporation to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause Surviving Corporation to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Seller and its agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other Party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

                   (iii) Each of Buyer, Target, Surviving Corporation and Seller agree to report the merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

            (i) COVENANT NOT TO SOLICIT. For a period of five (5) years from and after the Closing Date, the Seller will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) service or solicit any of Surviving Corporation 's Business from any customer of Surviving Corporation, (ii) request or advise any customer of Surviving Corporation to withdraw, curtail or cancel such customer 's business with Surviving Corporation, or (iii) hire, assist others in hiring, or solicit for employment or consulting services any person employed or engaged by Surviving Corporation, other than Craig Honekor or his replacement, at any time within the two (2) year period immediately preceding such solicitation; PROVIDED, HOWEVER, that (x) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses or (y) the provision of accounting services shall not be deemed to be engaged in the Business. For purposes of this Agreement, the Parties have agreed to allocate US $1.00 to the covenant contained in this SECTION 6(i). The covenant contained in this SECTION 6(i) shall terminate immediately upon consummation of a repurchase acquisition by the Seller, as contemplated in SECTION 10(p).

            (j) OPERATION OF BUSINESS. Prior to Closing, the Seller will cause Target not to, and the Target will not, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without Buyer's prior written consent. Without limiting the generality of the foregoing:

                   (i) the Target will not authorize or effect any change in its charter, articles of incorporation or bylaws;

                   (ii) the Target will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                   (iii) the Target will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                   (iv) the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                   (v) the Target will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                   (vi) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                   (vii) the Target will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                   (viii) the Target will not commit to do any of the
             foregoing.

            (k) ACCESS AND INFORMATION. Each of the Parties will (i) afford to the other Party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "REPRESENTATIVES") full access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and to their books and records,
(ii) furnish promptly to the other Party and its Representatives such information concerning the business, properties, contracts, records and personnel of such Party (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other Party. No investigation by any Party hereto shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto.

            (l)    APPROPRIATE ACTION; CONSENTS; FILINGS.

                   (i) The Target and Buyer will each use reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any governmental authorities any permits or orders required to be obtained by Target or Buyer in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act and the Securities Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law.

                   (ii) Each of the Target and Buyer will give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transaction contemplated hereby,
            (ii) any notice or other communication from any governmental authority in connection with the transaction contemplated hereby,
            (iii) any litigation or claim, relating to or involving or otherwise affecting the Target or the Buyer that relates to the consummation of the transactions contemplated hereby; and (iv) any change that is reasonably likely to have an adverse effect on the Target or Buyer.

                   (iii) Each of the Target and Buyer will give any notices to third Persons, and use reasonable efforts to obtain any consents from third Persons necessary, proper or advisable (as determined in good faith by Buyer with respect to such notices or consents to be delivered or obtained by the Target) to consummate the transactions contemplated by this Agreement.

            (m) EVENT NOTICES. From and after the date of this Agreement until the Closing, each Party hereto will promptly notify the other Party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such Party to effect the transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such Party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such Party to effect the transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this SECTION 6(m) will cure any breach of any representation or warranty of such Party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

            (n) EXCLUSIVITY. Prior to the termination of this Agreement, the Target and the Seller will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of or a controlling interest in the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange). If Target or Seller receive any such proposals prior to the termination of this Agreement, Target and Seller agree to (1) notify Buyer of such proposal or offer within 1 business day, and (2) notify the party making such proposal or offer that Target is not interested in any transaction involving such offer or proposal, or any modification to such offer or proposal. Target will not consider or enter into any transaction, or commitment to enter into any transaction, with any party that makes an offer or proposal prior to the termination of this Agreement, or that inquires of Target prior to the termination of this Agreement whether Target might be interested in receiving or considering any offer, proposal, or transaction of the type described in this section.

            (o) LEGEND. The Target and the Seller acknowledge and agree that certificates evidencing Surviving Corporation's common stock and Buyer Common Stock to be issued to the Seller as contemplated under this Agreement will bear the following legend or a substantially similar endorsement:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.

            (p) NOTICES AND CONSENTS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in SECTIONS 3(a)(ii), 3(b)(iii), and 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith.

            (q) RESIGNATION OF TARGET DIRECTORS. As of the Closing Date, Target shall have received the resignations of each of its directors. Buyer covenants that as long as Shawn P. Richmond remains a shareholder of Surviving Corporation, he shall be entitled to appoint or elect at least one member of the board of directors of the Surviving Corporation.

            (r)    POST-CLOSING OPERATION OF SURVIVING CORPORATION.

                   (i) From the Closing Date through the period until the Escrow Stock (as defined in the Escrow Agreement provided for herein) is released in accordance with the terms of the Stock Escrow Agreement, Buyer shall not cause Surviving Company to pay dividends or to pay any of Buyer's allocated general and administrative expenses.

                   (ii) Buyer will use commercially reasonable efforts to spin-off the Surviving Corporation within twenty-four (24) months after the Closing Date. Buyer agrees not to sell any stock of the Surviving Corporation in an initial public offering, unless Seller shall also have the right to sell his shares in the Surviving Corporation at the price per share at which Buyer sells similar equity interests (subject only to customary underwriter cutbacks that apply to all shareholders equally), and the above-described spin-off covenant shall terminate upon a public offering. Notwithstanding anything to the contrary in this sub-Section (ii), Buyer will not spin-off (and Seller will not ask Buyer to spin-off) Surviving Company in a transaction that would cause (in the opinion of Seller's tax counsel, subject to review and acceptance of such opinion by Buyer's counsel) either the Merger contemplated herein to be re-characterized as a taxable event or cause the spin-off to be a taxable event (whether due to a failure to satisfy the continuity of business enterprise requirements or for other reasons).

                   (iii) During the twelve (12) month period following the Closing Date, Seller shall not sell more than 1,000 shares of Buyer Common Stock per day in any public transaction without the prior written approval of James C. Roberts, or his successor as CEO of Buyer, so long as the price per share of Buyer Common Stock is greater than Ten Dollars ($10) (provided that such approval shall not be unreasonably withheld, if the sale is to pay any income tax or expense incurred by Seller as a result of the transactions contemplated under this Agreement). Buyer will use good faith, commercially reasonable efforts to register, at Buyer's sole cost and expense, for resale the Buyer Common Stock held by Seller, on or before April 1, 2000. Nothing contained herein shall prohibit or restrict Seller from selling any of his shares in a private transaction.

                   (iv) Buyer shall not enter into a transaction whereby any of the stock of Surviving Corporation or substantially all of the assets of the Surviving Corporation is to be transferred to a third party, unless Seller shall also have the right to participate in such sale at the same consideration received by Buyer for shares or assets, as the case may be, in the Surviving Corporation.

                   (v) In the event that the consummation of the transactions contemplated hereby results in the Surviving Corporation being unable to obtain financing required in the ordinary operation of its business from traditional lending sources, Buyer will support the Surviving Corporation's reasonable cash flow requirements and operating deficits as set forth in the Surviving Corporation's budget, so long as such budget is reasonable and has been approved in advance by Buyer. Buyer shall not cause Surviving Corporation to pay dividends or issue stock to finance Surviving Corporation 's cash flow needs.

                   (vi) After the Closing Date, all ASP-related businesses acquired by Buyer or its wholly owned subsidiaries shall be held as subsidiaries by the Surviving Corporation. For a period of one year following the Closing, all ASP-related businesses shall be acquired for consideration, other than issuing shares in Surviving Corporation. Notwithstanding the foregoing, nothing contained herein shall prevent Surviving Corporation from issuing shares in Surviving Corporation to Buyer and nothing shall prevent Buyer from selling or reissuing such shares.

                   (vii) Upon any issuance or sale by the Surviving Corporation of its shares of capital stock, Seller shall be provided prior notice of such proposed transaction and shall have the right to purchase that number of Surviving Corporation shares as is required to maintain the percentage of equity Seller held in the Surviving Corporation immediately prior to such issuance or sale. The price to be paid by Seller for such additional shares in Surviving Corporation pursuant to the exercise of such preemptive right shall be the price at which Buyer Common Stock is valued for purposes of calculating the consideration that is paid for the acquired company. If Seller does not exercise the above right to purchase, the dilution of his interest shall be determined at a price equal to (I), in a cash transaction, the per share price offered to or by the third party or (II), if not a cash transaction, a per share price of the amount, as agreed to by Buyer and Seller, that would reflect what the Buyer would have paid in cash (for example, discounting the value of any consideration paid for illiquidity). In the event that the Buyer and Seller do not reach an agreement as to the valuation of such additional shares, the Buyer and Seller shall select an independent third party appraiser to determine the appropriate price per share. The valuation reached by such independent third party appraiser shall be binding on the Buyer and Seller.

                   (viii) Buyer shall cause Surviving Corporation not to
            dividend any cash or assets to Buyer for so long as any of Seller's Personal Guaranty Obligations remain outstanding.

                   (ix) Buyer shall provide piggyback registration rights at Surviving Corporation's expense, upon reasonable and customary terms, involving all stock owned by Seller in Surviving Corporation and all Buyer Common Stock subsequently acquired by Seller or any employees of Surviving Corporation pursuant to options issued contemporaneously herewith or with Closing.

                   (x) Target and Seller acknowledges that Buyer is not a public reporting company under the Exchange Act. With a view to making available to the Seller the benefits of Rule 144 promulgated under the Securities Exchange Act, or any other similar rule or regulation of the Securities Exchange Commission that may at any time permit the Seller to sell securities of the Buyer to the public without registration ("RULE 144"), the Buyer agrees, for a period of one year commencing upon effectiveness of any registration statement filed by the Buyer with the SEC (or if no registration statement becomes effective within one year subsequent to Closing Date, then at any time upon Seller's demand), to:

                          (I) make and keep adequate and current public information with respect to the buyer available, as those terms are understood and defined in Rule 144;

                          (II) file with the SEC in a timely manner all reports and other documents required to filed by an issuer of securities registered under the Exchange Act so as to maintain the availability of Rule 144 to the Seller, notwithstanding that the Buyer would not have to maintain such filing but for this provision of the Agreement; and

                          (III) furnish to the Seller so long as such Seller owns Buyer Common Stock, promptly upon request, (i) a copy of the most recent annual or quarterly report of the Buyer, and (ii) such other information as may be reasonably requested to permit the Seller to sell such securities pursuant to Rule 144 without registration.

                   (xi) So long as Seller is an officer and/or director of Surviving Corporation, Surviving Corporation shall maintain the indemnity provisions contained in the bylaws of Target on the date hereof and shall, within a reasonable time following the Closing Date, obtain, if available for a commercially reasonable price, and maintain, "errors and omissions" insurance for all directors and officers in commercially reasonable amounts and on commercially reasonable terms.

                   (xii) Neither Buyer nor Surviving Corporation shall issue a press release or otherwise announce the effectiveness of the merger unless Seller, in his reasonable discretion, has approved the manner and content of the offer of employment to be made to all of Target's employees.

            (s) BLUE SKY LAWS. Buyer shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Buyer, at Surviving Corporation's expense, as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger.

            (t) OTHER FILINGS. As promptly as practicable after the date of this Agreement, Surviving Corporation and Buyer will prepare and file any other filings required under the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Surviving Corporation or Buyer, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Surviving Corporation, such amendment or supplement.

            (u) CONTINUITY OF BUSINESS ENTERPRISE. Buyer will continue the historic business line of Surviving Corporation, or use at least a significant portion of Surviving Corporation 's historic business assets in a business, in each case within the meaning of Treasury Regulation Sec. 1.368-1(d).

     7.     CONDITIONS TO THE MERGER.

            (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                   (i)    the representations and warranties set forth in
            SECTION 3(a) and SECTION 4 above shall be true and correct in all respects at and as of the Closing Date;

                   (ii) the Seller shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

                   (iii) Target (A) will have given (and the Seller will have caused Target to give) any notices to third parties, and Target will have used (and Seller will have caused Target to use) its reasonable best efforts to obtain third-party consents, that the Buyer may reasonably request in connection with the matters pertaining to Target disclosed or required to be disclosed in the Disclosure Schedule; (B) will have procured all necessary third party consents required to consummate this Agreement and the transactions contemplated hereby; and (C) will have taken any additional action (and the Seller will cause Target to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain to consummate this Agreement and the transactions contemplated hereby;

                   (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own, operate, or control the Surviving Corporation or its stock (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                   (v) the Target shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in SECTION 7(a)(i)-(iv) is satisfied in all respects;

                   (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and Target shall have received all other authorizations, consents and approvals of governments and governmental agencies set forth herein and in the Disclosure Schedule;

                   (vii)  the Buyer and Target shall have received from Shawn
            P. Richmond an executed employment agreement in the form and substance attached hereto as EXHIBIT B;

                   (viii) the Buyer shall have received from counsel to the
            Target an opinion with respect to the matters set forth in EXHIBIT C attached hereto, addressed to the Buyer and dated as of the Closing Date;

                   (ix) the Buyer shall have received the resignations, effective as of the Closing, of each director of Target (other than Seller) prior to the Closing;

                   (x) the Buyer shall be satisfied in its sole discretion with the results of its continuing legal, financial and business due diligence investigations of Target, all of which shall be final and completed to Buyer's satisfaction prior to Closing;

                   (xi) no material adverse change shall have occurred in Target's Business or its future prospects;

                   (xii) Seller shall have caused Target to cancel each outstanding phantom stock, deferred bonus or option plan, if any, and all outstanding bonuses, options, interests or rights thereunder, at no cost to the Buyer or Target except for the Seller;

                   (xiii) all liens and Security Interests securing debts of Target which have been paid in full prior to or at the Closing shall have been fully released of record to the satisfaction of the Buyer and all Uniform Commercial Code financing statements covering such debts shall have been terminated;

                   (xiv) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against Target, or against or in any way affecting any Target Share;

                   (xv) all deferred Taxes shall be assumed and/or discharged by Target;

                   (xvi) Target shall have caused all of Target's officers, directors and/or employees of Target to, have repaid in full all debts and other obligations such persons may owe, if any, owed to Target;

                   (xvii) the Buyer shall have received from Target the Financial Statements;

                   (xviii) all appropriate corporate and shareholder
            authorizations of Target shall have been obtained, including but not limited to the following: the holders of the issued and outstanding Target Common Stock shall have duly approved this Agreement and the Merger all in accordance with applicable law, the certificate of incorporation and bylaws of Target;

                   (xix) since December 31, 1998, Target shall have made no dividend, consulting or other payment to the Seller, except for normal payments to the Seller to cover its federal and state income tax obligations as calculated on a cash basis for income tax purposes, but not to exceed the accrued earnings generated for the period January 1, 1999 through the date of Closing, and to Seller for its employment salaries (not to exceed current compensation); provided, however, that no payment shall be made for any cash-to-accrual tax liability as a result of the transactions contemplated hereby;

                   (xx) except as set forth on the Disclosure Schedule, since December 31, 1998, Target shall not have transferred, conveyed, disposed of and/or sold any of material assets, except in the Ordinary Course of Business;

                   (xxi) except as set forth on the Disclosure Schedule, since December 31, 1998, Target, without the prior written consent of Buyer, shall not have made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 individually or $100,000 in the aggregate, or outside the Ordinary Course of Business;

                   (xxii) the Buyer and Shawn P. Richmond shall have delivered an executed copy of the Stock Escrow Agreement in the form and substance attached hereto as EXHIBIT D and Buyer shall have deposited the shares with the escrow agent;

                   (xxiii) Seller shall have obtained a tax opinion from
            Seller's counsel that the transactions contemplated herein will not result in any income Tax;

                   (xxiv) Buyer shall have received the consents from third parties to consummate the transaction, including J.D. Edwards; and

                   (xxv)   Target shall have completed a tax free
            consolidation with The Enterprise Systems Group, Inc.;

     The Buyer may waive any condition specified in this SECTION 7(a) if it executes a writing so stating at or prior to the Closing.

            (b) CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                   (i)     the representations and warranties set forth in
            SECTION 3(b) above shall be true and correct in all respects at and as of the Closing Date;

                   (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

                   (iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                   (iv) the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in SECTION 7(b)(i)-(iii) is satisfied in all respects;

                   (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth herein and in the Disclosure Schedule;

                   (vi) Seller shall have received from the Buyer an executed employment agreement in the form and substance attached hereto as EXHIBITS B and shall have received the written grant of the founders options, consisting of 200,000 shares of Buyer Common Stock at an exercise price of $10.55 per share;

                   (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

                   (viii) the Buyer and Seller shall have delivered an executed copy of the Stock Escrow Agreement in the form and substance attached hereto as EXHIBIT D and Buyer shall have deposited the shares with the escrow agent;

                   (ix) the Buyer shall have exercised its good faith efforts to obtain an opinion of counsel for the benefit of Seller opining as to the matters contained in SECTION 3(b)(vi);

                   (x) Seller shall have obtained a tax opinion from Seller's counsel that the transactions contemplated herein will not result in any income Tax;

                   (xi) Buyer shall have received the consents from third parties to consummate the transaction, including J.D. Edwards;

                   (xii)  Target shall have completed a tax free
            consolidation with The Enterprise Systems Group, Inc.; and

                   (xii) all appropriate corporate and shareholder authorizations of Target shall have been obtained, including but not limited to the following: the holders of the issued and outstanding Target Common Stock shall have duly approved this Agreement and the Merger all in accordance with applicable law, the certificate of incorporation and bylaws of Target.

                   (xiii) Buyer shall have issued to Target a promissory note in the form of the promissory note attached hereto as EXHIBIT E. The promissory note shall have an original principle balance of $253,753, payable in six (6) equal monthly installments of $43,753.

     The Seller may waive any condition specified in this SECTION 7(b) if it executes a writing so stating at or prior to the Closing.

     8.     REMEDIES FOR BREACHES OF THIS AGREEMENT.

            (a) SURVIVAL. All of the representations and warranties of the Target contained in SECTION 4 above (other than the representations and warranties of the Target contained in SECTION 4(k) above) shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and continue in full force and effect for a period of three (3) years thereafter (subject to any applicable statutes of limitations). The other representations, warranties, and covenants of the Parties contained in this Agreement (including the representations and warranties of the Target contained in SECTION 4(k) above) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Closing) and continue in full force and effect for a period of five (5) years thereafter, except as otherwise provided elsewhere in this Agreement.

            (b)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                   (i) In the event Target breaches any of its representations, warranties, agreements, and covenants contained herein, and provided that the particular representation, warranty, agreement, or covenant survives the Closing and that the Buyer makes a written claim for indemnification against the Target pursuant to SECTION 10(h) below within the applicable survival period, then the Target agrees to severally indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                   (ii) In the event the Seller breaches any of his covenants contained in Section 6, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Additionally, Buyer may pursue an action for specific performance and/or damages. Seller acknowledges that an action for damages may not be sufficient and waives any defense that an action for damages would be sufficient to compensate Buyer in the event of a breach. In addition, upon a material breach by Seller, Buyer shall be relieved of its obligations to perform and comply with any covenants to be performed after Closing.

                   (iii) Target agrees to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Target for Taxes of the Target with respect to any Tax year or portion thereof ending on or before the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown in the Most Recent Target Financial Statements, as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns and (b) for the unpaid Taxes of any Person (other than the Target) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (c)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

            (i) In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Seller makes a written claim for indemnification against the Buyer pursuant to SECTION 10(h) below within the applicable survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach and, in the case of a breach of a covenant to be performed after Closing, Seller may pursue an action for specific performance and/or damages. Buyer acknowledges that an action for damages may not be sufficient and waives any defense that an action for damages would be sufficient to compensate Seller in the event of a breach. In addition, upon a material breach by Buyer, Seller shall be relieved of his obligations to perform and comply with any covenants to be performed after Closing, including, without limitation, Sections 6 (c), 6(d), 6 (i) and 6(r).

            (ii) Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer from, arising out of, relating to, in the nature of, or caused by any Liability with respect to the Target's, Surviving Corporation's and/or obligations to issue or cause to be issued any stock, options and/or equity compensation to any existing or former employee of Target, whether based upon contract, tort or other legal theory, including, without limitation, Securities Act claims or claims of breach of fiduciary duty.

            (iii) Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer from, arising out of, relating to, in the nature of or caused by any Liability with respect to the Guaranteed Obligations.

            (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this SECTION 8, then the Indemnified Party shall notify in writing each Indemnifying Party thereof promptly; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged and materially prejudiced from adequately defending such claim. In the event any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies in writing the Indemnified Party within twenty (20) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifyin Party may request an Indemnified Party to accept a bona fide offer from the other Party(ies) to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action.
In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

            (e) DETERMINATION OF LOSS. The Parties shall make appropriate adjustments for Tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) and for the time cost of money (using the Applicable Rate as the discount rate) in determining the amount of loss for purposes of this SECTION 8.

            (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, covenant or indemnity.

            (g) DISPUTE RESOLUTION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "DISPUTES") shall be completely and finally settled by submission of any such Disputes to arbitration under the Commercial Rules of Arbitration of the American Arbitration Association ("AAA") then in effect. If the Parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each Party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the Parties to the Dispute. Unless the Parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(j), below. The findings and any award of the arbitrator(s) shall be final and binding on the Parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the Party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators. The arbitrators shall have no power or authority to make any award for consequential or punitive damages.

     9.     TERMINATION.

            (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                   (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                   (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller is in breach of any representation, warranty, or covenant contained in this Agreement in any respect and such breach has not been cured within ten (10) days of written notice thereof, and the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach of any representation, warranty, or covenant contained in this Agreement in any respect and such breach has not been cured within ten (10) days of written notice thereof;

                   (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before September 24, 1999 by reason of the failure of any condition precedent under
            SECTION 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

                   (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Buyers are in breach of any warranty or covenant contained herein or if the Closing shall not have occurred on or before September 24, 1999 by reason of the failure of any condition precedent under SECTION 7(b) hereof (unless the failure results primarily from the Seller himself or itself breaching any representation, warranty, or covenant contained in this Agreement);

                   (v) the Buyer may terminate this Agreement by giving written notice to Seller on or before September 24, 1999, if the Buyer is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Target; or

                   (vi) the Seller may terminate this Agreement by giving written notice to Seller on or before September 24, 1999, if the Seller is not reasonably satisfied with the results of their continuing business, legal, environmental, and accounting due diligence regarding the Buyer.

     Nothing contained in this SECTION 9(a) shall alter, affect, modify or restrict either Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

            (b) EFFECT OF TERMINATION. If either Buyer or Seller terminates this Agreement pursuant to SECTION 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

     10.    MISCELLANEOUS.

            (a)    [INTENTIONALLY OMITTED]

            (b) PRESS RELEASES AND ANNOUNCEMENTS. Either Party may issue press releases and announcements relating to the subject matter of this Agreement without the prior written approval of the other Party hereto; PROVIDED, HOWEVER, that any Party making such disclosure shall provide copies of such disclosures to the other Party as soon as reasonably practicable.

            (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

            (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

            (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; PROVIDED, HOWEVER, that the Buyer may assign any or all of its rights and interests hereunder to a wholly-owned Subsidiary or an Affiliate (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

            (f) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more Parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

            (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to Target:

                 Prentice Technologies, Inc.
                 5299 DTC Boulevard, #1200
                 Englewood, CO 80111
                 Attn:  Shawn P. Richmond, President
                 Tel:   (303) 357-0101
                 Fax:   (303) 265-9350

            If to Seller:

                 Shawn Richmond
                 16011 Relic Rock Terrace
                 Parker, CO 80134
                 Tel: (303) 840-0869

            with a copy to:

                 Hensen & Drake, P.C.
                 1515 Arapahoe Street
                 Tower I, Suite 1515
                 Denver, CO 80202
                 Attn: Stephen J. Hensen
                 Tel:   (303) 572-1515
                 Fax:   (303) 623-1734

            If to the Buyer:

                 Telecom Wireless Corporation
                 5299 DTC Boulevard, 12th Floor
                 Englewood, Colorado 80111
                 Attn:  James C. Roberts, CEO
                        Jay W. Enyart, General Counsel
                 Tel:   (303) 357-0174
                 Fax:   (303) 357-0190
            with a copy to:

                 Hogan & Hartson L.L.P.
                 One Tabor Center
                 1200 17th Street, Suite 1500
                 Denver, Colorado 80202
                 Attn: John P. Fitzgerald, Esq.
                 Tel:   (303) 899-7300
                 Fax:   (303) 899-7333

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (i) SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SELLER AND BUYER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS (AND NOT THE CONFLICT OF LAWS) OF THE STATE OF COLORADO.

            (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

            (l) EXPENSES. Buyer and Seller agree that legal fees and costs incurred by Seller and Target in connection with this Agreement and the transactions contemplated herein shall be borne equally by Seller and Target. The Seller acknowledges and agrees that Target has not borne or will bear any of the Seller's costs and expenses (including any of its legal fees and expenses and investment banking fees) in connection with this Agreement or any of the transactions contemplated hereby. In the event that the transactions contemplated hereby result in Seller owing monies to Surviving Corporation or Buyer, Seller may satisfy such obligations by surrendering that number of shares of Buyer Common Stock, the value of which is equal to such obligation. For purposes of this SECTION 10(l), Buyer Common Stock shall be valued at the average closing price for the Buyer Common Stock for the twenty (20) days immediately prior to such surrender.

            (m) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

            (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

            (p) BUYOUT OPTION. In the event, within one year after the Closing Date, Buyer (i) shall file a voluntary bankruptcy petition, (ii) an involuntary bankruptcy petition shall be filed against Buyer and not discharged within sixty (60) days, (iii) shall admit in writing its inability to pay its debts as they mature or (iv) shall cease to be a going concern, then Seller may repurchase the stock of the Surviving Corporation held by Buyer or its assignee(s) for consideration consisting of (1) the stock of the Surviving Corporation received hereunder by Seller, plus (2) the stock of Buyer received hereunder by Seller, plus (3) cash in the amount of any increase in the shareholders' equity of Surviving Corporation from the Closing Date to the closing of such repurchase (the "REPURCHASE PRICE"). In connection with any repurchase of the stock of the Surviving Corporation, Buyer, its assignee(s) and their respective affiliates shall be removed from any and all personal guarantees associated with the operation of the Target or Surviving Corporation. Notwithstanding the foregoing, Seller shall no longer have the right to repurchase stock of the Surviving Corporation if (i) Surviving Corporation has acquired stock or assets of any other entities, or
(ii) the Surviving Corporation has merged with any other activities after the Closing Date, or (iii) the Surviving Corporation has been spun off or has registered any stock for public sale.


                       [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                BUYER:

                                TELECOM WIRELESS CORPORATION


                                By:   /s/ Kosta S. Kovachev
                                      ---------------------------------------
                                Name:   Kosta S. Kovachev
                                Title:  E.V.P. CFO



                                TWC/PRENTICE ACQUISITION COMPANY, INC.


                                By:   /s/ Kosta S. Kovachev
                                      ---------------------------------------
                                Name:   Kosta S. Kovachev
                                Title:  E.V.P. CFO



                                TARGET:

                                PRENTICE TECHNOLOGIES, INC.


                                By:   /s/ Shawn P. Richmond
                                      ---------------------------------------
                                Name:   Shawn P. Richmond
                                Title:  President



                                SELLER:


                                /s/ Shawn P. Richmond
                                ---------------------------------------------
                                Shawn P. Richmond

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                                    EXHIBIT A

                                  -------------

                               FINANCIAL STATEMENTS

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

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                                    EXHIBIT B

                                  -------------

                       FORM OF RICHMOND EMPLOYMENT AGREEMENT

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

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                                    EXHIBIT C

                                  -------------

                     FORM OF OPINION OF SELLER'S LEGAL COUNSEL

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

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                                    EXHIBIT D

                                  -------------

                           FORM OF STOCK ESCROW AGREEMENT

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

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                                    EXHIBIT E

                                  -------------

                              FORM OF PROMISSORY NOTE

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

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                                     ANNEX I

                                  -------------

                          EXCEPTIONS TO REPRESENTATIONS
                           AND WARRANTIES OF THE BUYER

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

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                  DISCLOSURE SCHEDULE OF THE TARGET AND SELLER

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